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                                                                    EXHIBIT 23.1

                    Consent of Independent Public Accounts


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 (File Nos. 333-21747, 333-21749, 333-77669, 333-77671, 333-78837, 333-78891, 333-38612, 333-38614, 333-45694 and 333-45698)
and on Form S-3 (File No. 333-84319).



Arthur Andersen LLP

Los Angeles, California
April 26, 2001